UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 29, 2010

Lenco Mobile Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53830	75-3111137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Chapala Street, Santa Barbara, California	93101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 308-9199

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.         Completion of Acquisition or Disposition of Assets.

On September 28, 2010, we completed the acquisition of Jetcast, Inc.  Jetcast provides products designed to make Internet broadcasting profitable for broadcasters and advertisers.  The acquisition was structured as a triangular merger and was completed pursuant to the terms of the agreement and plan of merger dated September 17, 2010 among us, Jetco Sub, Inc., our wholly owned subsidiary, Jetcast and Jetcast’s stockholders.  Jetcast will continue after the merger as the surviving company and our wholly-owned subsidiary.

In connection with the closing of the merger and pursuant to the merger agreement, we paid $500,000 in cash and issued 3,849,992 unregistered shares of our common stock to the former Jetcast stockholders.  We will issue up to an additional 200,000 unregistered shares of our common stock to the former Jetcast stockholders that were held back subject to any adjustment for the amount of Jetcast’s working capital at the time of closing.  In addition, we will pay up to $4,250,000 in cash and up to $20,700,000 in the form of unregistered shares of our common stock issuable to the Jetcast stockholders in connection with the achievement of future revenue targets.

Additional terms of the merger agreement including the future revenue targets are described in the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on September 22, 2010.

A copy of the press release announcing the acquisition of Jetcast is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 3.02.         Unregistered Sales of Equity Securities.

The information provided in response to Item 2.01 of this report is incorporated by reference into this Item 3.02.  The sale of the shares of our common stock pursuant to the merger agreement was made in a private placement transaction under Section 4(2) of the Securities Act of 1933, as amended.  The offering was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the investors in connection with the offering.

Item 9.01.         Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item are not being filed herewith.  To the extent information is required by this item, it will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed herewith.  To the extent such information is required by this item, it will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Shell Company Transactions.

None.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lenco Mobile Inc.

By: /s/ Thomas Banks
Thomas Banks
Chief Financial Officer
Date:  September 30, 2010